CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #626/628 to the Registration Statement on Form N-1A of Advisors Series Trust, and to the use of our report dated March 3, 2014 on the financial statements and financial highlights of the C Tactical Dynamic Fund (the “Fund”),  a series of Advisors Series Trust.   Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 18, 2014